Employee Agreement between Registrant and Maurizio Vecchione dated as of January 1, 1998

                              EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of the 1st day of January, 1998 ("Effective Date"), by and between ModaCAD, Inc., a California corporation ("Employer"), and Maurizio Vecchione, an individual resident in California ("Executive").

                                    RECITALS

     A. Employer is a corporation engaged in the business of designing, developing, marketing and distributing computer software products.

     B. Executive is employed by Employer as its Executive Vice President pursuant to an Employment Agreement dated January 1, 1996 (the "Existing Agreement").

     C. Employer and Executive now desire to enter into this Agreement for the purpose of superseding the Existing Agreement in its entirety and to provide for the continued employment of Executive by Employer on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the above recitals and the mutual promises and covenants set forth herein, and for other valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereby agree as follows:

     1. Employment; Employment Term

          1.1 Employer agrees to employ Executive, and Executive agrees to be employed by Employer, as Employer's President and Chief Operating Officer, for a term commencing on the Effective Date and continuing until December 31, 2005, unless earlier terminated in accordance with the provisions of
     Section 4 hereof (the "Employment Term"). Executive's primary duties and responsibilities hereunder shall be to manage, administer and direct, subject to the supervision and direction of Employer's Board of Directors, the business and operations of Employer as well as such other duties and responsibilities as may be prescribed from time to time by Employer's Board of Directors. Executive agrees to perform such duties and to satisfy such responsibilities throughout the Employment Term.

          1.2 The services to be rendered by Executive hereunder shall be furnished at such places as Employer deems appropriate, but in no event will Executive be required to relocate her principal residence outside Los Angeles, California, or to spend more than thirty (30) days in any one calendar year outside of Los Angeles, California, in order to perform Executive's duties under this Agreement.
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     2. Compensation

          2.1 Employer agrees to pay Executive a salary at the rate of Two Hundred Thousand Dollars ($200,000) per year, payable in accordance with Employer's regular salary payroll policies and procedures. In addition, upon execution and delivery of this Agreement, Employer shall pay Executive a signing bonus of One Hundred Thousand Dollars ($100,000).

          2.2 In addition to the salary payable to Executive under Paragraph 2.1, Employer shall pay to Executive an annual performance bonus for each calendar year of the Employment Term in an amount to be determined by the Compensation Committee of Employer's Board of Directors.

          2.3 It is recognized that during the Employment Term Executive will be required to incur ordinary and necessary business promotion expenses in connection with the performance of her duties and Executive shall be entitled to reimbursement for such expenses upon her own authorization or in accordance with Employer's general reimbursement policies and procedures as may be established from time to time by Employer's Board of Directors.

          2.4 It is recognized that the services to be performed by Executive will require the use of a suitable automobile and Employer shall pay to Executive monthly on the first business day of each month during the Employment Term an automobile expenses reimbursement allowance in an amount of Six Hundred Dollars ($600).

          2.5 It is recognized that during the Employment Term Executive will be required to incur continuing expenses to stay abreast of developments in the areas of Executive's expertise. Executive shall be entitled to reimbursement for such expenses to the extent incurred in accordance with Employer's policies upon presentation of vouchers or other evidence of those expenditures in a form in accordance with Employer's policies and procedures as may be established from time to time by Employer's Board of Directors.

          2.6 Executive shall be entitled to reimbursement for expenses incurred in connection with her home office as may be required in order to perform her duties under this Agreement, upon presentation of vouchers or other evidence of those expenditures in a form in accordance with Employer's policies and procedures as may be established from time to time by Employer's Board of Directors. Without limitation of the immediately preceding sentence, Employer acknowledges that it is a requirement of Executive's duties that Executive have a separate telephone line at her home office and the expense incurred by Executive in connection with the installation and use of such separate telephone facilities shall be reimbursed to Executive when and as incurred.

          2.7 During the Employment Term and for a period of five (5) years thereafter, without regard to whether Executive is employed by Employer during any part of such period, Executive and Executive's dependents shall be entitled to participate in any and all of Employer's group medical,
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     dental and medical reimbursement programs (which shall be fully paid for by
     Employer, including coverage for Executive's dependents), life insurance benefit programs, the benefits set forth in Paragraph 3, and other such benefit programs as may be made available to Employer's executives generally, upon the same terms and conditions as such programs are made available to other senior executive executives of Employer; provided, however, that if at any time during such period of time Employer does not
     offer   Executive  and   Executive's   dependents  full  coverage  under  a
     comprehensive   medical  and  dental  reimbursement  plan,  Employer  shall promptly reimburse Executive for all costs and expenses of Executive's own medical and dental reimbursement plan for Executive and Executive's dependents; and provided, further, that Employer shall have no obligation under this Section 2.7 following any termination of Executive pursuant to
     Section 4.2.

          2.8 Executive shall be entitled to three (3) full weeks of vacation during each calendar year of the Employment Term, commencing with calendar year 1998. Executive agrees that without the express prior written consent of Employer such vacation periods shall not be accumulated, but shall be taken during each calendar year or forfeited, and Executive agrees to schedule and take such vacation at a time or times which do not unreasonably impair Employer's operations.

          2.9.1 Employer shall grant Executive, effective on the date of adoption by Employer's Board of Directors of the resolutions effecting such grant (the "Date of Grant", an incentive stock option to purchase 200,000 shares of Employer's Common Stock (the "Option") under and pursuant to Employer's 1995 Stock Option Plan, as now and hereafter amended, and/or
     Employer's 1998 Stock Option Plan, if such a plan is adopted by Employer, subject to Employer obtaining shareholder approval at Employer's 1998 Annual Meeting of Shareholders (or at any other meeting of, or written adoption of resolutions by, Employer's shareholders) of an increase in the number of shares authorized for grant subject to stock options under said plan or plans; provided, however, that the fair market value of all shares of Common Stock subject to the Option which first become exercisable in any one calendar year may not exceed $100,000 (such fair market value to be determined on the Date of Grant), and, if and to the extent that the fair market value of the shares do exceed $100,000, the number of shares whose fair market value so exceeds $100,000 shall be deemed subject to a nonstatutory stock option. (For purposes of this Section 2.9.1, the term "Option" shall collectively refer to the incentive stock option and, if required by the immediately preceding sentence, the nonstatutory stock option.) The Option shall be exercisable based on the following schedule:
     With respect to calendar year 1998 and any calendar year of the Employment Term in which the AISO Trigger" (as defined herein) occurs, a portion of the Option shall become exercisable with respect to fifty (50) shares of Employer's Common Stock for each One Thousand Dollars ($1,000) of Employer's net income before taxes and executive bonuses in such year, as reported on Employer's audited financial statements for that year (for purposes of this sentence, the term Employer shall include any subsidiary or affiliate of Employer whose results of operations are included within Employer's consolidated financial statements). As used herein, the term "ISO Trigger" shall mean that, at least once during the applicable calendar year, the closing sales price of Employer's Common Stock, as quoted on the
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

     NASDAQ Stock Market or as listed on a recognized stock exchange, for twenty
     (20) consecutive trading days averages $10 or more, which dollar figure shall be adjusted appropriately to reflect any stock split, reverse stock split or stock dividend, a recapitalization (other than the conversion of convertible securities according to their terms), a combination of shares or other like capital adjustment. The Option shall be exercisable at a price per share equal to the fair market value of a share of Employer's Common Stock on the Date of Grant, which for this purpose shall be deemed the closing sales price as quoted on the NASDAQ Stock Market on the day before the Date of Grant. As each respective portion of the Option first becomes exercisable in accordance with the foregoing schedule, such portion shall thereafter remain exercisable for a period of five (5) years; provided, however, that any portion that is an incentive stock option shall not be exercisable after the tenth (10th) anniversary of the Date of Grant. The Option shall be granted pursuant to a written stock option agreement, in the form attached as Exhibit "A" hereto, providing, among other things:
     (a) if the employment of Executive with Employer shall terminate because of disability (as provided in Paragraph 3.2) or death, the Option, to the extent then presently exercisable (including, for such purpose, any portion which becomes exercisable because the ISO Trigger occurs and the Company has consolidated net income before taxes and executive bonuses in the calendar year in which death or disability occurs), shall remain exercisable for a period of twelve (12) months after the date of such termination and, to the extent not then presently exercisable, shall terminate as of the date of termination of employment; (b) if the employment of Executive with Employer shall terminate for any reason other than as described in clause (a) or other than for a reason constituting "just cause" pursuant to Section 4.2, or if there is a "Change in Control" (as defined below), the exercisability of the Option shall accelerate so that it becomes immediately exercisable, as of the date of termination or Change in Control, as to all of the shares covered by the Option and shall thereafter remain exercisable for a period of 90 days, in the case of such a termination (except that the 90 day period shall be extended to 12 months if Executive shall die during such 90 day period) or, in the case of a Change in Control, for a period of five (5) years; and (c) for customary antidilution protections.

          2.9.2 As used herein, the term "Change in Control" shall be deemed to have occurred (a) on the date Employer first has actual knowledge that any person (as such term in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who is not such beneficial owner on the Date of Grant has become the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly, of securities of Employer representing 40% or more of the combined voting power of Employer's then outstanding securities or (b) on a date the stockholders of Employer approve (i) a merger of Employer with or into any other corporation in which Employer is not the surviving corporation or in which Employer survives as a subsidiary of another corporation, (ii) a consolidation of Employer with any other corporation or (iii) the sale or disposition of all or substantially all of Employer's assets or a plan of complete liquidation.

          2.9.3 In addition to any ISOs granted to Executive pursuant to Section 2.9.1, Employer shall grant such number of additional options, exercisable for five (5) years at a per share price equal to the fair market value of a share of Employer's Common Stock on the date of grant, to purchase shares of Employer's Common Stock as the Compensation Committee shall determine is appropriate from time to time. To the extent permitted under Section 422(d) of the Internal Revenue Code of 1986, as amended, such additional options shall be "incentive stock options" and, to the extent not so permitted, such options will be "nonstatutory stock options".
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

          2.10 Executive shall be entitled to participate in any profit-sharing, pension, stock option, stock ownership, insurance or other plans, benefits or policies available generally to Executives of Employer on terms and conditions not less advantageous than those applicable to such Executives.

          2.11 Executive shall be entitled during the Employment Term, and thereafter in regard to any claim or assertion relating to actions, circumstances or events occurring during the Employment Term, to the benefit of the indemnification provisions contained in Employer's Bylaws, as they may be amended from time to time, to the extent permitted by applicable law; provided, however, that, notwithstanding such indemnification provisions, Executive shall not be required to serve as a director of Employer during any period of time in which Executive is not covered by a policy of directors' and officers' errors and omissions insurance policy, having coverage in an amount and scope reasonably satisfactory to Executive.

     3. Sick Leave and Disability.

          3.1 During the Employment Term, in the event that Executive shall, by reason of illness or other physical or mental disability, be unable to perform her duties herein for a period of up to one hundred eighty (180) consecutive days, said disability shall be deemed for purposes of this Agreement to be temporary and Executive shall continue to receive all compensation payable pursuant to Section 2.

          3.2 During the Employment Term, in the event that Executive shall, by reason of illness or other physical or metal disability, be unable to perform her duties hereunder for more than One Hundred Eighty (180) consecutive days, said disability shall be deemed for purposes of this Agreement to be permanent, and this Agreement shall thereupon terminate, and, subject to the provisions of Section 3.3 hereof, Employer shall have no further obligations whatever to Executive, except pursuant to the Option and to make the severance payments provided in Sections 4.3.1 and 4.3.2 hereof, which payments shall be paid to Executive immediately upon such termination. It is understood that, except as provided in Sections 3.1 and
     3.3 hereof, Executive shall not be entitled to receive compensation during any period of disability.

          3.3 In the event of Executive's permanent disability as provided in Sections 3.2 hereof, if Employer does not then have an Employer-paid disability insurance plan providing for Executive to receive payments for as long as Executive remains permanently disabled in amounts equal to at least seventy percent (70%) of Executive's salary paid as provided in this Agreement, Employer shall make disability payments monthly to Executive for so long as Executive remains permanently disabled in an amount equal to seventy percent (70%) of Executive's salary paid as provided in this Agreement.
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


     4. Termination of Agreement.

          4.1.1 Employer, acting only through a resolution adopted by its Board of Directors, may terminate Executive's employment under this Agreement at Employer's election by sending a six-months' written notice to Executive, notifying Executive that effective at the end of such six-months' period this Agreement and the Employment Term shall be terminated. Upon the expiration of such six-months' period, Employer's employment of Executive and the Employment Term shall cease and be at an end and Employer shall have no further obligations whatever to Executive, except pursuant to the Option and to continue to provide Executive the benefits set forth in
     Section 2.7 and to make the severance payments provided in Sections 4.3.1 and 4.3.2 hereof, the performance of which shall be an absolute condition to the effectiveness of any termination by Employer of Executive's employment pursuant to this Section 4.1.1.

          4.1.2 Executive may terminate her employment with Employer by giving sixty (60) days' written notice of termination to Employer's Board of Directors, and this Agreement and the Employment Term shall be terminated effective at the close of business on said sixtieth (60th) day. Thereupon, the Employment Term shall cease at the expiration of such sixty (60) day period, Executive shall have no further obligations whatever to Employer and Executive shall not be entitled to continue to receive the benefits set forth in Section 2.7 or to be paid the severance payment provided in
     Section 4.3 hereof.

          4.2  Notwithstanding  any  provision  set forth in Section 4.1 hereof,
     Executive's employment may be terminated at any time by Employer immediately and without any requirement of advance notice, and without any obligation to pay any severance payment, for just cause. For purposes of this Agreement, "just cause" means: (i) the continued use of non-medically prescribed narcotic drugs by Executive which renders her unable to fulfill her duties under this Agreement; and (ii) the commission by Executive of an act of fraud or embezzlement against Employer or Executive's conviction of a felony involving moral turpitude.

          4.3.1 If Employer should terminate this Agreement for any reason other than for a reason constituting just cause pursuant to Section 4.2 hereof, Employer shall pay to Executive (and the vesting of the Option shall accelerate in accordance with Section 2.9.1(b)), on the effective date of such termination, a severance payment in an amount equal to the greater of:
     (i) Seven Hundred Fifty Thousand Dollars ($750,000.00); or (ii) the cumulative balance of Executive's salary which would have been payable to Executive during the remainder of the full seven (7)-year Employment Term (through December 31, 2005) pursuant to Section 2.1 of this Agreement if Employer had not so terminated this Agreement. Further, upon the occurrence of a Change in Control which does not result in this Employment Agreement, and all rights and obligations hereunder, being fully assumed by, as the case may be, the surviving corporation, the successor to Employer or the transferee of all or substantially all of the Company's assets, such Change in Control shall be deemed a termination entitling Executive to receive the severance payments set forth in the immediately preceding sentence and in
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     Section 4.3.2. In partial  consideration of such payment and continuing for a period of Two and One-Half years (913 days) thereafter (the "Advisory Period"), Executive shall, to the extent that her physical and mental conditions permit, be available to consult with and advise Employer's
     officers,   directors  and  other  representatives  in  regard  to  matters concerning Employer's business. Notwithstanding any other provision of this Agreement, if Executive's physical or mental condition prevents her from fulfilling her consulting or advisory duties, she shall still be paid such severance payment. Executive and Employer agree that it is impossible to determine with any reasonable accuracy the amount of prospective damages to Executive from Employer's termination other than for just cause of this Agreement; and, in consideration thereof, Executive and Employer agree that the severance payment provided above is reasonable, and is not a penalty, based upon facts and circumstances of the parties at the time of entering
     into  this   Agreement,   and  with  due  regard  to   Executive's   future
     expectations. Notwithstanding the foregoing, if Executive should cease her employment hereunder voluntarily for any reason, or if Employer should terminate this Agreement for just cause, all compensation and benefits payable to Executive (including those provided in Section 2.7) shall
     thereupon  without  any  further  writing  or  act  cease,   lapse  and  be
     unconditionally terminated.

          4.3.2 If any payments made to Executive under this Agreement or otherwise (the "payments") are subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then Employer shall pay Executive an additional amount ("Gross Up") such that the net amount retained by Executive after deduction of any Excise Tax on the Payments and any Federal and State income taxes and Excise Tax upon the Payments shall be equal to the Payments. For purposes of determining the amount of the Gross Up, Executive shall be deemed to pay Federal, State and local income taxes at the highest marginal rate of taxation in the calendar year in which the Payment is to be made. State and local income taxes shall be determined based upon the state and locality of Executive's domicile on the date termination is effective. The determination of whether such Excise Tax is payable and the amount thereof shall be based upon the opinion of tax counsel selected by Employer and acceptable to Executive. If such opinion is not finally accepted by the IRS upon audit, then appropriate adjustments shall be computed (without interest but with Gross Up, if applicable) by such tax counsel based upon the final amount of the Excise Tax so determined. The amount shall be paid by the appropriate party in one lump cash sum within 30 days of such computation.

          4.4 On the event of Executive's death at any time during the Employment Term, this Agreement and the Employment Term shall thereupon terminate, and Employer shall be obligated to pay Executive's estate only that portion of Executive's salary which had accrued through the date of her death, plus a death benefit bonus, in an amount equal to six months' salary of Executive, provided, that, if Executive should die after Employer shall have given notice pursuant to Section 4.1.1 of termination of Executive's employment other than for just cause, but prior to the expiration of the six-month notice period required by that Section, Employer shall nonetheless pay to Executive's estate the severance payment provided in Section 4.3 hereof.
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

          4.5 Any demotion of  Executive  from the position set forth in Section
     1.1 of this Agreement, or any material diminishment of the responsibilities regularly exercised by an Executive holding that job title, shall be conclusively presumed for purposes of this Agreement, unless Executive otherwise agrees in advance in writing, to constitute Employer's termination without just cause of Executive's employment under this Agreement. Such presumptive termination shall entitle Executive to the severance payment provided in Section 4.3 hereof and accelerated vesting of the Option as provided in Section 2.9.1(b), without limitation of any other right or remedy of Executive under this Agreement or applicable law.

     5. Executive's Agreement Not to Compete With, and to Protect the Proprietary Assets of Employer.

          5.1 During the Employment Term, Executive shall not directly or indirectly engage, be involved, or have any financial interest, in any proprietorship, partnership, company or other business which engages in competition with Employer in any line of business in which Employer is or may be from time to time engaged during such period of time, whether Executive does so as a partner, officer, director, Executive, consultant or holder of any beneficial interest in any such business or activity. During and after the Employment Term, Executive shall not divert nor attempt to divert from Employer any business of any kind in which Employer is or may be engaged. Furthermore, Executive shall not induce or attempt to induce any person who is en Executive of Employer to leave the employ of Employer.

          5.2 Employer acknowledges that in the performance of her duties as an Executive of Employer she may have access to Employer's existing or potential trade secrets, including, but not limited to, any formula, discovery, idea or concept, pattern, device, compilation of information used in Employer's business, designs, plan, proposal, software (both object code and source code) and software documentation, flow charts, diagrams, models, data and data bases, marketing and research and development plans, pricing plans and price lists, financial data and projections of sales, expenses, etc., and other confidential information, which allows Employer to obtain an advantage over others, including competitors, who do not know or use such trade secrets (cumulatively, "Trade Secrets"); inventions, including but not limited to, any new machines, manufacturing or production devices, methods, processes, uses, apparatuses, developments, improvements, composition of matter, design, or configuration of any kind, discovered, conceived, developed, made, or produced, or any improvements to them (cumulatively, "inventions"); and other confidential market information, including, but not limited to, customer, marketing, sales, financial, administrative, production, processing, operational and other proprietary information used in Employer's business (cumulatively, "Confidential
     Information") which are confidential and proprietary to Employer. Accordingly, during and after the Employment Term, Executive shall keep in confidence at all times and not disclose to any person, firm or corporation, and not make any use of, except as expressly authorized by Employer, any Trade Secrets, Inventions or Confidential Information which are made available to Executive and identified as proprietary or which, from the circumstances involved, Executive should recognize as proprietary. Executive further agrees that all Trade Secrets, Inventions and Confidential Information shall remain the exclusive property of Employer and shall not be removed from Employer's premises under any circumstances whatever, except as expressly authorized by Employer.

          5.3 If Executive at any time should have any question about Executive's use or disclosure of Trade Secrets, Inventions or Confidential Information or whether any ideas, procedures, information, documentation, materials or representations are Trade Secrets, Inventions or Confidential Information, Executive shall promptly discuss the question with Employer's Board of Directors, whose determination shall be binding on Executive.

          5.4 Executive further agrees not to disclose to Employer, or induce Employer to use, any Trade Secrets, Inventions or Confidential Information belonging to a third party.

     6. Executive's Agreement that All Inventions Developed in the Course of Employment Are the Property of Employer.

          6.1 As part of Executive's employment responsibilities, Executive is being hired to invent and develop further ideas, products, financial policies and procedures relating to Employer's business, including, without limitation, new products and systems. Accordingly, Executive shall:

               (1) Disclose promptly, in writing, to such person and in such manner as Employer may from time to time designate, all inventions, made or conceived by Executive, either solely or jointly with others, during the Employment Term relating to Employer's business or Employer's actual or anticipated research and development or resulting from any work which Executive performed for Employer. Executive also agrees to assign and convey to Employer upon request, the complete right, title and interest in and to all such inventions, improvements, and developments. Executive understands that Employer does not require disclosure or an assignment of any rights in an invention for which no equipment, supplies, facility, Trade Secrets, Inventions or Confidential Information of Employer was used, or which was developed entirely on Executive's own time, and (a) which does not relate to the business of Employer or to Employer's actual or anticipated research or development, or (b) which does not result from any work which Executive performed for Employer.

               (2) Upon request made during the Employment Term or thereafter, to do all lawful acts, including the execution of papers and giving of testimony, that may be necessary or helpful in obtaining, sustaining, or reissuing patents of the United States and foreign counties on all Trade Secrets and Inventions, and for perfecting and maintaining Employer's title thereto; and to otherwise cooperate with Employer in any controversy or legal proceedings relating to any invention or patents thereon.
                                        9

               (3) Cooperate generally with Employer in any controversy or legal proceedings relating to said inventions, improvement or developments, or to patent applications or patents thereon or copyrights thereof.

          6.2 For purposes of this Agreement, an invention related to Employer's business is deemed to have been made during the Employment Term, if, during such period, the invention was conceived or actually reduced to practice. Any patent applications filed by Executive during the Employment Term shall be presumed to relate to an invention made during the Employment Term, and Employer shall be entitled to all right, title and interest in and to each such invention, unless a preponderance of the evidence shows that the invention was not made during such period or was unrelated to Employer's business.

          6.3 Executive acknowledges and agrees that his covenants and undertakings contained in this Section 6 relate to matters which are of a special, unique and extraordinary character, which gives them a peculiar value impossible of replacement by Employer and for the loss of which Employer cannot be reasonably or adequately compensated by monetary damages. Accordingly, any breach by Executive of the provisions of this
     Section 6 would cause Employer irreparable injury and damages and Executive therefore expressly agrees that Employer shall be entitled to injunctive and other equitable relief to prevent a breach or a continuing breach of any of the provisions of this Section 6, and to secure the enforcement of any of these provisions, in addition to any other legal or equitable remedy that may be available to Employer. Further, Executive agrees that the provisions of this Section 6 shall survive any termination of Executive's employment by Employer, and that those provisions shall not be construed to limit any of Executive's obligations and duties to Employer which may be provided by law.

     7.   Miscellaneous.

          7.1 All notices hereunder to the parties hereto shall be in writing and sent by certified or registered mail, return receipt requested, postage prepaid, or by telegram or telex, addressed to the respective parties at the following addresses:

                 EMPLOYER:                 ModaCAD, Inc.
                                           1954 Cotner Avenue
                                           Los Angeles, California  90025
                                           Attention:  The Board of Director

                 Executive:                Mr. Maurizio Vecchione
                                           17971 Rancho Street
                                           Encino, CA 91316

     Any party may, by written notice complying with the requirements of this Section, specify another or different person or address for the purpose of notification hereunder. Such notices shall be deemed to have been given and received on the next day following the sending of such telegram or telex and, if mailed, on the fifth business day following such mailing.

          7.2 This Agreement contains the entire and only agreement of the parties hereto respecting the matters herein set forth, supersedes all prior agreements (including, without limitation, the Existing Employment Agreement, provided, however, that any salary, bonus, expense allowance or reimbursement, or other compensation or benefit accrued but unpaid to Executive as of the Effective Date shall continue to be owing and payable by the Employer to Executive and any incentive stock options which Executive is entitled to under the provisions of Section 2.9 of the Existing Employee Agreement shall be granted at the first Board of
     Directors meeting following release of Employer's audited financial statement for 1997) and understandings between the parties hereto regarding the matters hereby contemplated, and may not be changed or terminated orally, nor shall any change, termination or attempted waiver of any of the provisions contained in this Agreement by binding unless in writing and signed by the party against whom the same is sought to be enforced, nor shall this Section itself be waived verbally. This Agreement may be amended only by a written instrument duly executed by or on behalf of the parties hereto.

          7.3 This Agreement and all of its provisions, rights and obligations shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. This Agreement may be assigned by the Employer to any person, firm or cooperation which shall become the owner of substantially all of the assets of the Employer or which shall succeed to the business of the Employer; provided, however, that in the event of any such assignment Employer shall obtain an instrument in writing from the assignee in which such assignee assumes the obligations of Employer hereunder and Employer shall deliver an executed copy thereof to Executive, whereupon Employer shall be released of all further liability to Executive hereunder.

          7.4 This Agreement is made and intended to be performed principally in the State of California and shall take effect under, be construed and enforced according to, and the rights and obligations of the parties shall be governed in all respects by, the laws of the State of California. Should any action be brought to interpret or enforce the terms hereof, the prevailing party shall be awarded costs and reasonable attorneys' fees.

          7.5 The headings of the Sections of this Agreement have been inserted for convenience of reference only, and shall in no way affect the interpretation of any of the terms or conditions of this Agreement.

          7.6 If any provision or part thereof of this Agreement for any reason shall be held by an official body to be invalid or unenforceable, the valid and enforceable provisions or parts of this Agreement shall nonetheless continue to be given effect and bind Employer and Executive.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.


                                    MODACAD, INC.,
                                    a California corporation



/s/ MAURIZIO VECCHIONE               By:/s/ JOYCE FREEDMAN
-----------------------                 ----------------------------
Maurizio Vecchione,                     Joyce Freedman
"Executive"                             Chief Executive Officer
                                        "Employer"

                                   EXHIBIT "A"

                                  MODACAD, INC.

                        INCENTIVE STOCK OPTION AGREEMENT

     Effective April 8, 1998 (the "Date of Grant"), ModaCAD, Inc., a California corporation (the "Company"), hereby grants to Maurizio Vecchione (the "Optionee") an option to purchase a total of 200,000 shares of Common Stock (the "Shares") of the Company, at the price set forth herein, and in all respects subject to the terms and provisions of the Company's 1995 Stock Option Plan, as now and hereafter amended, and/or the Company's 1998 Stock Option Plan, if such a plan is adopted by Employer, subject to Employer obtaining shareholder approval at the Company's 1998 Annual Meeting of the Stockholders (or at any other meeting of, or written adoption of resolutions by, Employer's shareholders) of an increase in the number of shares authorized for grant subject to stock options under said plan or plans, (the "Plan") applicable to incentive stock options which terms and provisions are hereby incorporated by reference herein. Unless otherwise defined or the context herein otherwise requires, the capitalized terms used herein shall have the same meanings ascribed to them in the Plan.

     1. Nature of the Option. This Option is intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); provided, however, that the fair market value of all shares of the Common Stock of the Company subject to the Option which first become exercisable in any calendar year may not exceed $100,000 (such market value to be determined on the Date of Grant), and if and to the extent that the fair market value of the shares which first become exercisable in a given year do exceed $100,000, the number of shares whose fair market value so exceeds $100,000 shall be deemed subject to a non-statutory stock option. For purposes of this Agreement, the term "Option" shall hereinafter collectively refer to the incentive stock option granted hereby and, if required by the proviso of the immediately preceding sentence, the non-statutory stock option.

     2. Date of Grant; Vesting Term of Option. This Option is granted as of April 8, 1998, subject to Employer obtaining shareholder approval at Employer's 1998 Annual Meeting of Shareholders (or at any other meeting of, or written adoption of resolutions by, Employer's shareholders) of an increase in the number of shares authorized for grant subject to stock options under said plan or plans, and shall be exerciseable based on the following schedule: with respect to any calendar year of the "Employment Term" (as such term is defined in that certain Employment Agreement dated effective as of January 1, 1998 (the "Employment Agreement") between the Company and Optionee) in which the "ISO Trigger" (as defined herein) occurs, a portion of the Option shall become exercisable with respect to fifty (50) shares of the Company's Common Stock for each one thousand dollars ($1,000) of the Company's and its subsidiaries' consolidated net income before taxes and executive bonuses in such year as reported on the Company's audited financial statements for that year. As used herein, the term "ISO Trigger" shall mean that, at least once during the applicable calendar year, the closing sales price of the Company's common stock, as quoted on the NASDAQ Stock Market or as listed on a recognized stock exchange for twenty (20) consecutive trading days averages $10 or more, which dollar figure shall be adjusted appropriately to reflect any stock splits, reverse stock splits, stock dividends, recapitalization (other than the conversion of convertible securities according to their terms), combination of shares or other like capital adjustment. As each respective portion of the Option first becomes exercisable in accordance with the foregoing schedule, such portion shall thereafter remain exercisable for a period of five (5) years; provided, however, that an incentive stock option shall not be exercisable after the tenth anniversary of the Date of Grant. Notwithstanding the foregoing, exercisability of the Option shall be accelerated, if applicable, in accordance with the provisions of Paragraph 6.

     3. Option Exercise Price. The Option exercise price is $14.00 per Share, which price is not less than the fair market value thereof on the Date of Grant.

     4. Exercise of Option. This Option shall be exercisable during it term only in accordance with the terms and provisions of the Plan and this Option as follows:

          (a) Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise this Option, the number of Shares in respect to which this Option is being exercised, such other representations and agreements as to the Optionee's investment intent with respect to such Shares as may be required by the Company hereunder or pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company or such other person as may be designated by the Company. The written notice shall be accompanied by payment of the exercise price, which shall be by cash or by check or by delivery to the Company of shares of Common Stock of the Company, duly assigned to the Company by a stock power with signatures guaranteed as provided on the back of the stock certificate. The value of each share delivered in payment of the exercise price of all or part of the Option shall be the fair market value ("Fair Market Value") of the Common Stock on the date such shares are delivered. The Fair Market Value of a share of the Common Stock on any date shall be equal to the closing price of the Common Stock for the last preceding day on which the Company's shares were traded, and the method for determining the closing price shall be determined by the Committee. The certificate or certificates for the Shares as to which the Option shall be exercised shall be registered in the name of the Optionee and, shall be legended as set forth in the Plan, the Stock Purchase Agreement and/or as required under applicable law. This Option may not be exercised for a fraction of a Share.

          (b) Restrictions on Exercise. This Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of this Option, the Company may require the Optionee to make such representations and warranties to the Company as may be required by any applicable law or regulation.

          (c) No Shareholder Rights before Exercise and Issuance. No rights as a shareholder shall exist with respect to the Shares subject to the Option as a result of the grant of the Option. Such rights shall exist only after issuance of a stock certificate in accordance with Section 8(d) of the Plan following the exercise of the Option as provided in this Agreement and the Plan.

     5. Investment Representations. In connection with the acquisition of this Option, the Optionee represents and warrants as follows:

          (a) The Optionee is acquiring this Option, and upon exercise of this Option, she will be acquiring the Shares for investment for his own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof.

          (b) The Optionee has a preexisting business or personal relationship with the Company or one of its directors, officers or controlling persons and by reason of his business or financial experience, has, and could be reasonably assumed to have, the capacity to evaluate the merits and risks of purchasing Common Stock of the Company and to make an informed investment decision with respect thereto and to protect Optionee's interest in connection with the acquisition of this Option and the Shares.

     6. Termination of Status as an Employee.

          (a) If an Optionee's continuous Employment terminates for any reason other than death or Disability (pursuant to, respectively, Paragraph 3.2 or Paragraph 4.4 of the Employment Agreement), or a termination for "just cause" (as defined in the Employment Agreement), or if there is a "Change in Control" (as defined below), the exercisability of the Option shall automatically accelerate, effective upon the date of termination of employment or the Change in Control, so that the Option shall then become exercisable in full, the Optionee shall have the right to exercise the Option at any time within, as the case may be, ninety (90) days after the date of such termination or five (5) years after the effective date of a Change in Control.

          (b) If the Optionee's Continuous Employment terminates due to the death or disability (pursuant to, respectively, Paragraph 3.2 or Paragraph
     4.4 of the Employment Agreement) of the Optionee, the Option, to the extent then exercisable (including, for such purpose, any portion which becomes exercisable because the ISO Trigger occurs and the Company has consolidated net income before taxes and executive bonuses in the calendar year in which death or disability occurs), may be exercised at any time within twelve
     (12) months after the date of such termination, in the case of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, or, in the case of disability, by the Optionee.

          (c) Notwithstanding the foregoing regarding the exercise of the Option after the termination of Continuous Employment, the Option shall not be exercisable after the expiration of the periods of exercisability set forth in Section 2 herein.

          (d) If the Optionee's Continuous Employment with the Company terminates due to his or her termination for "just cause," the Option shall terminate as of the date of such termination, to the extent not exercised prior to such date.

          (e) A "Change in Control" of the Company shall be deemed to have occurred (a) on the date the Company first has actual knowledge that any person (as such term is used in Sections 13(d) and 14(d) (2) of the Exchange Act) has become the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company's then outstanding securities or (b) on the date the shareholders of the Company approve (i) a merger of the Company with or into any other corporation in which the Company is not the surviving corporation or in which the Company survives as a subsidiary of another corporation, (ii) a consolidation of the Company with any other corporation, or (iii) the sale or disposition of all or substantially all of the Company's assets or a plan of complete liquidation.

     7. Withholding. The Company reserves the right to withhold, in accordance with any applicable laws, from any compensation or other consideration payable to the Optionee, any taxes required to be withheld by federal, state or local law as a result of the grant or exercise of this Option or the sale or other disposition of the Shares issued upon exercise of this Option; and, if such compensation or consideration is insufficient, the Company may require Optionee to pay to the company an amount sufficient to cover such withholding tax liability.

     8. Nontransferability of Option. This Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, either voluntarily or involuntarily by operation of law or otherwise, other than by will or by the laws of descent or distribution or a transfer between spouses incident to a divorce, and may be exercised during the lifetime or the Optionee only by such Optionee or his or her legal guardian. Subject to the foregoing and the terms of the Plan, the terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     9. Changes in Capitalization.

          (a) The number and class of shares subject to the Option, the exercise price per share (but not the total price), and the minimum number of shares as to which the Option may be exercised at any one time, shall be proportionately adjusted in the event of any increase or decrease in the number of the issued shares of Common Stock of the Company which results from a split-up or consolidation of shares, payment of a stock dividend, a recapitalization (other than the conversion of convertible securities according to their terms), a combination of shares or other like capital adjustment, so that upon exercise of the Option, Optionee shall receive the number and class of shares he would have received had he been the holder of the number of shares of Common Stock for which the Option is being exercised upon the date of such change or increase or decrease in the number of issued shares of the Company.

          (b) Upon a reorganization, merger of consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or in which the Company survives as a subsidiary of another corporation, a sale of all or substantially all of the property of the Company to another corporation or any dividend or distribution to shareholders of more than ten percent of the Company's assets, adequate adjustment or other provisions shall be made by the Company or other party to such transaction so that there shall remain and/or be substituted for the Option Shares provided for herein, the shares, securities or assets which would have been issuable or payable in respect of or in exchange for the Option Shares then remaining under the Option, as if Optionee had been the owner of such shares as of the applicable date. Any securities so substituted shall be subject to similar successive adjustments.

     10. Continuation of Employment. Neither the Plan, this Option, nor any Option granted thereunder shall (a) confer upon the Optionee any right whatsoever to continue in the employment of the Company or any of its Subsidiaries or (b) limit or restrict in any respect the rights of the Company, which rights are hereby expressly reserved, to terminate the Optionee's employment and compensation at any time for any reason whatsoever, with or without cause, in the Company's sole discretion and with or without notice.

     11. The Plan. The Option is subject to, and the Company and the Optionee agree to be bound by, all of the terms and conditions of the Company's Plan (as supplemented by the further terms and conditions of this Option, which have been determined by the Company's Board of Directors in accordance with Section 4(b) of the Plan) as such Plan may be amended from time to time in accordance with the terms thereof, provided that no such amendment shall deprive the Optionee, without his consent, of this Option or any rights hereunder. Pursuant to the Plan, the Board is authorized to adopt rules and regulations not inconsistent with the Plan as it shall deem appropriate and proper. A copy of the Plan in its present form is available for inspection at the Company's principal office during business hours by the Optionee or the persons entitled to exercise this Option.

     12. Entire Agreement. The terms of this Agreement and the Plan constitute the entire agreement between the Company and the Optionee with respect to the subject matter hereof and supersede any and all previous agreements between the Company and the Optionee.

                                    ModaCAD, Inc.
                                    a California corporation


Date:                               By:  /s/ JOYCE FREEDMAN
                                        ----------------------------
                                    Title: Chief Executive Officer


Date:                               /s/ MAURIZIO VECCHIONE
                                    --------------------------------
                                    Signature of Optionee


                                    --------------------------------
                                    Address

                                    --------------------------------
                                    City     State          Zip code


     THIS OPTION AND THE SECURITIES WHICH MAY BE PURCHASED UPON EXECUTION OF THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE, TRANSFER OR DISTRIBUTION THEREOF. NO SUCH SALE, TRANSFER OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

     THE SHARES WHICH MAY BE PURCHASED UPON EXERCISE OF THIS OPTION ARE SUBJECT TO A RIGHT OF FIRST REFUSAL AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A STOCK PURCHASE AGREEMENT TO BE ENTERED INTO BETWEEN THE HOLDER OF THIS OPTION AND THE COMPANY UPON EXERCISE OF THIS OPTION, A COPY OF WHICH AGREEMENT IS ON FILE WITH THE SECRETARY OF THE COMPANY.